EXHIBIT 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

Re:	Ford Motor Credit Company Registration Statement Nos. 333-91953, 333-92595, 333-45015, 333-50090 and 333-75234 on Form S-3

We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated February 15, 2002 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in Ford Motor Credit Company’s Current Report on Form 8-K dated February 22, 2002.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Detroit, Michigan February 22, 2002